EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated June 30, 2006 included in the Registration Statement on Form SB-2 Amendment No. 2 of Cartan Holdings Inc. for the registration of shares of its common stock.


/s/ "Manning Elliott LLP"


CHARTERED ACCOUNTANTS

Vancouver, Canada

December 29, 2006